UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 16, 2008
____________________

Tegal Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction
of incorporation)
000-26824

(Commission
File Number)
68-0370244

(I.R.S. Employer
Identification No.)

2201 South McDowell Boulevard
Petaluma, CA 94954
(Address of Principal Executive Offices)

(707) 763-5600
(Registrant’s telephone number, including area code)
_____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01                                REGULATION FD DISCLOSURE.

On January 22, 2008, Tegal Corporation (the “Company”) issued a press release announcing the settlement of a fee dispute with its former attorneys.  A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.  For more information, see Item 8.01 below.

ITEM 8.01.                                OTHER EVENTS.

On January 16, 2008, the Company and its wholly owned subsidiary, Sputtered Films, Inc. (“SFI”), received a Notice of Acceptance of Written Offer to Compromise from Keker & Van Nest LLP (“KVN”), one of the two law firms that had represented SFI in its lawsuit against Sergey Mishin, Advanced Modular Sputtering (“AMS”), Agilent Technologies, Inc., Avago Technologies U.S., Inc., Avago Technologies Wireless (U.S.A.) Manufacturing, Inc. and other defendants, which was settled in November 2006 (the “AMS Settlement”).  As previously disclosed in the Company’s SEC filings, KVN and Gonzalez & Leigh LLP (“G&L”) claimed they were entitled, as a result of the AMS Settlement, to receive contingent fees from the Company and SFI.   KVN had claimed it was owed fees in the amount of approximately $6.72 million; G&L had claimed that it was owed approximately $2.25 million.  As previously disclosed in a Form 8-K filed with the SEC on August 20, 2007, the Company executed a Mutual General Release and Settlement Agreement dated August 15, 2007 with G&L and paid G&L $995,000 pursuant to that agreement.  In connection with KVN’s acceptance of the Company’s Written Offer to Compromise and the execution of a mutual general release, dated as of January 18, 2008, the Company has paid KVN $3.8 million.

As previously disclosed in the Company’s SEC filings, the Company had placed $19.5 million, representing the gross cash proceeds from the November 2006 settlement, into suspense.  As a result of the developments described above, the Company will eliminate the suspense along with other liabilities related to the AMS Settlement, and the net proceeds will be taken to other income in the fiscal fourth quarter ending March 31, 2008.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

Exhibit Number                                                           Description
99.1                                                       Press Release dated January 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2008	TEGAL CORPORATION
	By:	/s/ Christine T. Hergenrother
	Name: Title:	Christine T. Hergenrother Chief Financial Officer

EXHIBIT INDEX

Exhibit Number                                                Description
99.1                                            Press Release dated January 22, 2008.